SECURITIES PURCHASE AGREEMENT
SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of August 18, 2015, is by and among Nemus Bioscience, Inc., a Nevada corporation, with headquarters located at 650 Town Center Drive, Suite 1770, Costa Mesa, California 92626 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").
WHEREAS:
A.            The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.
B.    The Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designation for such series of preferred stock (the "Certificate of Designations") in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "Preferred Shares"), which Preferred Shares shall be convertible into the Company's common stock, par value $0.001 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations (as converted, collectively, the "Conversion Shares").
C.            Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Preferred Shares set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 5,000) and (ii) Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (which aggregate number for all Buyers shall be 6,250,000) (as exercised, collectively, the "Warrant Shares").
D.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
E.            The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:
1.            PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.
(a)            Purchase of Preferred Shares and Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) the number of Preferred Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Closing").
(b)            Closing.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the office determined by the Lead Investors.  The Closing may also be undertaken remotely by electronic transfer of Closing documentation.
(c)            Purchase Price.  The aggregate purchase price for the Preferred Shares and the Warrants to be purchased by each Buyer at the Closing  shall be the amount set forth opposite each Buyer's name in column (5) of the Schedule of Buyers (the "Purchase Price").  Each Buyer shall pay $1,000 for each Preferred Share and related Warrants to be purchased by such Buyer at the Closing.
(d)            Form of Payment.  On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Preferred Shares and the Warrants to be issued and sold to such Buyer at the Closing (less, in the case of the funds managed by Sabby Management, LLC (collectively, the "Lead Investors"), the amounts withheld pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer (x) one or more stock certificates, evidencing the number of Preferred Shares such Buyer is purchasing as is set forth opposite such Buyer's name in column (3) of the Schedule of Buyers and (y) the Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing hereunder pursuant to which such Buyer shall have the right to acquire up to such number of Warrant Shares as is set forth opposite such Buyer's name in column (4) of the Schedule of Buyers, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.
2.            BUYER'S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:
(a)            No Public Sale or Distribution.  Such Buyer is (i) acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares and (iii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities.  For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(b)            Accredited Investor Status.  Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.
(c)            Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
(d)            Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(e)            No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(f)            Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement:  (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)            Legends.  Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.
(h)            Validity; Enforcement.  This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(i)            No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.
(j)     Certain Trading Activities.  Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Buyer first executed a term sheet regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer (it being understood and agreed that for all purposes of this Agreement, and without implication that the contrary would otherwise be true, neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:
(a)            Organization and Qualification.  Each of the Company and each of its "Subsidiaries" (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.  Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined in Section 3(b)) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.  The Company has no Subsidiaries except as set forth on Schedule 3(a).
(b)            Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Lock-Up Agreements (as defined in Section 7(xi)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and (other than the filing with the SEC of a Form D and one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies) no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.  The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Nevada and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(c)            Issuance of Securities.  The issuance of the Preferred Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof and the Preferred Shares shall be fully paid and nonassessable with the holders being entitled to the rights and preferences set forth in the Certificate of Designations.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the "Required Reserved Amount") the sum of (i) 130% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price (as defined in the Certificate of Designations) and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations), and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants, each as of the Trading Day (as defined in the Warrants) immediately preceding the applicable date of determination (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).  As of the date hereof, there are 219,734,337 shares of Common Stock authorized and unissued.  Upon conversion of the Preferred Shares in accordance with the Certificate of Designations or exercise of the Warrants in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming in part the accuracy of each of the representations and warranties of the Buyers set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.
(d)            No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation or Bylaws (each, as defined in Section 3(r)) of the Company, any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC QB (the "Principal Market") and applicable laws of the State of Nevada and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)            Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with (other than the filing with the SEC of a Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, will be made timely after the Closing Date), and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.  The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.
(f)            Acknowledgment Regarding Buyer's Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.  The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
(g)            No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Midtown Partners & Co., LLC, as placement agent (the "Placement Agent") in connection with the sale of the Securities.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities.  Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)            No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of the shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.  None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.
(i)            Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations, and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.
(j)            Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.  The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its Subsidiaries.
(k)            SEC Documents; Financial Statements.  Since October 31, 2014, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved ("GAAP") (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material either individually or in the aggregate).  No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l)            Absence of Certain Changes.  Except as disclosed in Schedule 3(l), since December 31, 2014, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or any of its Subsidiaries.  Since December 31, 2014, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy insolvency, reorganization, receivership, liquidation or winding up nor does the Company or any Subsidiary have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(m)                          No Undisclosed Events, Liabilities, Developments or Circumstances.  Since December 31, 2014, except as disclosed in the SEC Documents filed subsequent thereto, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, or (ii) could reasonably be expected to have a Material Adverse Effect.

(n)            Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Articles of Incorporation or Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Since December 15, 2014, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
(o)            Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
(p)            Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(q)    Transactions With Affiliates.  Except as set forth on Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner.
(r)            Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 236,000,000 shares of Common Stock, of which as of the date hereof, 16,265,663 shares are issued and outstanding, 1,810,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 4,902,000 shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock, (ii) 20,000,000 shares of preferred stock, par value $0.001 per share, of which as of the date hereof, of which 1,000,000 are designated as Series A Preferred Stock, of which 580,000 are issued and outstanding and (iii) there are 7,109,063 shares of Common Stock held by non-affiliates of the Company.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in: (i) Schedule 3(r)(i), none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) Schedule 3(r)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) Schedule 3(r)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) Schedule 3(r)(iv), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) Schedule 3(r)(v), there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) Schedule 3(r)(vi), there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) Schedule 3(r)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) Schedule 3(r)(viii), neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) Schedule 3(r)(ix), the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished or made available to the Buyers true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s)            Indebtedness and Other Contracts.  Neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, deed of trust, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t)            Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.
(u)            Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(v)            Employee Relations.
(i)            Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their respective employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.
(ii)            The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(w)                          Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(x)            Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted.  Each of the patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(x)(i)  Except as set forth in Schedule 3(x)(ii), none of the Company's or its Subsidiaries'' Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.
(y)            Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
(z)            Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.
(aa)            Investment Company Status.  Neither the Company nor any Subsidiary is, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(bb)            Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.
(cc)            Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.
(dd)            Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
(ee)            Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff)    Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
(gg)            Acknowledgement Regarding Buyers' Trading Activity.  The Company acknowledges and agrees that (i) except as set forth in Section 2(j), none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that except as set forth in Section 2(j) (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Certificate of Designations, the Warrants or any of the documents executed in connection herewith.
(hh)            U.S. Real Property Holding Corporation.  Neither the Company nor any of its Subsidiaries is, has ever been, and so long as any Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon any Buyer's request.
(ii)    Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any  entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)    No Additional Agreements.  Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(kk)          Disclosure.  Except for discussions specifically regarding the offer and sale of the Securities, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to you pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
(ll)    Shell Company Status.  The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.
(mm)            Stock Option Plans.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company's stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn)            No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which (i) could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.
(oo)          Money Laundering.  The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.
(pp)            No Disqualification Events.  With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.
(qq)            Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.
4.    COVENANTS.
(a)            Best Efforts.  Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.
(b)            Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)            Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Conversion Shares and Warrant Shares and none of the Preferred Shares or Warrants are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares and Warrant Shares for resale by the Investors on Form S-3.
(d)            Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely for working capital.
(e)            Financial Information.  The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8‑K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S‑8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.  As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(f)            Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants).  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)            Fees.  The Company shall reimburse the Lead Investors (a Buyer) or their designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its purchase price for any Securities purchased at the Closing to the extent not previously reimbursed by the Company.  The Company shall be responsible for the payment of any placement agent's fees or commissions, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
(h)            Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)            Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K. in each case, reasonably acceptable to the Buyers, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Certificate of Designations, the form of Warrant, the form of the Registration Rights Agreement and the form of Lock-Up Agreement as exhibits to such filing (including all attachments), the "8‑K Filing").  In addition, the Company hereby covenants and agrees that it shall include in the 8-K Filing any information that constitutes, or could reasonably be expected to constitute, material, nonpublic information regarding the Company or any of its Subsidiaries received by any of the Buyers from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents.  Accordingly, from and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, that is not disclosed in the 8-K Filing.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and shall be of no further force or effect.  The Company understands and confirms that each of the Buyers will rely on the foregoing in effecting transactions in securities of the Company.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, it may provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, affiliates, shareholders, employees or agents for any such disclosure.  To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(j)            Additional Preferred Shares; Variable Securities.  So long as any Buyer beneficially owns any Securities, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations or Warrants.  For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Shares is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.
(k)            Corporate Existence.  So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.
(l)            Reservation of Shares.  So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount.  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.
(m)                          Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
(n)      Additional Issuances of Securities.
(i)            For purposes of this Section 4(n), the following definitions shall apply.
(1)    "Common Stock Equivalents" means, collectively, Options and Convertible Securities.
(2)    "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
(3)    "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
(4)    "Trigger Date" means the date that is ninety (90) days after the earlier of (x) the date that one or more Registration Statement(s) covering the resale of all Registrable Securities has been effective and available for the re-sale of all such Registrable Securities and (y) the date all the Conversion Shares and Warrant Shares are eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act.

(ii)            From the date hereof until the Trigger Date, the Company will not, directly or indirectly (A) file any registration statement with the SEC or file any amendment or supplement thereto, or grant any registration rights to any Person that can be exercised prior to the earlier of such time as set forth above, other than pursuant to the Registration Rights Agreement, (B) offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents or (C) be party to any solicitations, negotiations or discussions with regard to the foregoing. Notwithstanding the foregoing, the immediately preceding sentence in this Section shall not apply in respect of the issuance of (A) shares of Common Stock or Options to purchase Common Stock or other standard equity linked securities (e.g., stock appreciation rights) to directors, officers, employees or consultants of the Company in their capacity as such pursuant to the Company’s 2014 Omnibus Incentive Plan; (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof to the extent issued pursuant to their terms as of the date hereof; (C) issuances of equity to a seller, or in the case of a merger, the shareholders of the target company in such merger, or the officers or employees thereof, in each case in connection with a bona fide merger, business combination transaction or acquisition of stock or assets outside of the ordinary course; (D) a stock split or other subdivision or combination, or a stock dividend made to all holders of any Company equity on a pro rata basis; or (E) issuances of Common Stock or Convertible Securities in connection with strategic partnerships, joint ventures, licensing, acquisition of assets or technology, or similar arrangements approved by board of directors of the Company, provided that any issuance of Common Stock or Convertible Securities pursuant to Section 4(n)(ii) shall include a lock up agreement restricting the sales of those securities through the Trigger Date.
(o)    Public Information.  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations.  The payments to which a holder shall be entitled pursuant to this Section 4(o) are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(p)    Lock-Up.  The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms.  If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.
(q)          FAST Compliance.                                        While any Preferred Shares or Warrants are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.
(r)      Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.
(s)    Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.
5.            REGISTER; TRANSFER AGENT INSTRUCTIONS.
(a)            Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the Stated Value (as defined in the Certificate of Designations) of Preferred Shares held by such Person, the number of Conversion Shares issuable upon conversion of the Preferred Shares and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)            Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or upon conversion of the Preferred Shares or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
6.            CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
(i)            Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
(ii)            Such Buyer shall have delivered its Purchase Price to the Company (less, in the case of the Lead Investors, the amounts withheld pursuant to Section 4(g)) for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
(iii)            The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.            CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
(i)            The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Preferred Shares (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement as set forth opposite such Buyer's name in column (3) of the Schedule of Buyers and (C) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement as set forth opposite such Buyer's name in column (4) of the Schedule of Buyers.
(ii)            Such Buyer shall have received the opinion of the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.
(iii)            The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.
(iv)            The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation, as of a date within ten (10) days of the Closing Date.
(v)            The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.
(vi)            The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State (or comparable office) of the State of Nevada within ten (10) days of the Closing Date.
(vii)            The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(viii)            The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.
(ix)            The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.
(x)             The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
(xi)            The Company shall have delivered to each Buyer a lock-up agreement in the form attached hereto as Exhibit H executed and delivered by each of the Persons listed on Schedule 7(xi) (collectively, the "Lock Up Agreements").
(xii)            The Certificate of Designations in the form attached here to as Exhibit A shall have been filed with the Secretary of State of the State of Nevada and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.
(xiii)            The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.
(xiv)            The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
8.            TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investors or their designee(s), as applicable, for the expenses described in Section 4(g) above.

9.            MISCELLANEOUS.
(a)    Governing Law; Arbitration.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably agrees that any dispute, controversy or claim that arises in connection with the performance or breach of this Agreement or any other Transaction Document or in connection with any transaction contemplated hereby or thereby or discussed herein or therein shall be submitted to binding arbitration before the American Arbitration Association ("AAA") in New York, New York in accordance with its rules. Disputes shall not be resolved in any other forum or venue.  Such arbitration shall be conducted before a single arbitrator selected in accordance with the standard procedures of the AAA.  Pre-arbitration discovery shall be limited to the maximum discovery permitted under the rules of the AAA.   The arbitrator shall have the power to award equitable relief, including specific performance of this Agreement and any other Transaction Document.  All arbitration determinations shall be in writing, and shall be final and have binding effect, and judgment upon the award may be entered in any state or federal court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement as the law of such jurisdiction may require or allow.  The prevailing party shall recover its costs related to the arbitration and the enforcement of any arbitration determinations, including attorneys' fees, AAA fees and arbitrator's fees.
(b)            Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.
(c)            Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(d)            Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)            Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued or issuable hereunder and under the Preferred Shares and Warrants (without regard to any restriction or limitation on the exercise of the Warrants or conversion of the Notes contained therein) and shall include affiliates of Sabby Management, LLC (the "Designee") so long as the Designee or any of its affiliates holds any Securities (the "Required Holders").  Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.
(f)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to the Company:
Nemus Bioscience, Inc.
650 Town Center Drive, Suite 1770
Costa Mesa, California 92626
Telephone:                           (949) 396-0330
Facsimile:                               (714) 755-8290
Attention:                              John Hollister
E-mail:                                        john@nemusbio.com

With a copy to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
Telephone:                          (714) 540-1235
Facsimile:                               (714) 755-8290
Attention:                             Daniel Rees
E-mail:                                        Daniel.Rees@lw.com

If to the Transfer Agent:
ClearTrust, LLC
16540 Pointe Village, Suite 210
Lutz, Florida 33558
Telephone:                          (813) 235-4490
Facsimile:                              (813) 388-4549
Attention:                             Kara Kennedy
E-mail:                                        inbox@cleartrusttransfer.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
(g)            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)            No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).
(i)            Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the deliver and exercise of Securities, as applicable.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)            Indemnification.  In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(m)                          Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
(n)            Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
(o)            Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)            Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: NEMUS BIOSCIENCE, INC.
By: Name: Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.
BUYERS:

______________________________ By: Name: Title:

SCHEDULE OF BUYERS
(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Notice Address and Facsimile Number	Aggregate Number of Preferred Shares	Number of Warrant Shares	Purchase Price	Delivery Address